EXHIBIT 99.2

DTE Energy®

1Q 2013

Supplemental Financial Information

DTE Energy Company
Consolidated Statements of Financial Position (Unaudited)

	March 31	December 31
	2013	2012
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$218	$65
Restricted cash, principally Securitization	65	122
Accounts receivable (less allowance for doubtful accounts of $59 and $62, respectively)
Customer	1,460	1,336
Other	89	126
Inventories
Fuel and gas	301	527
Materials and supplies	239	234
Deferred income taxes	8	21
Derivative assets	56	108
Regulatory assets	175	182
Other	158	194
	2,769	2,915
Investments
Nuclear decommissioning trust funds	1,083	1,037
Other	568	554
	1,651	1,591
Property
Property, plant and equipment	23,936	23,631
Less accumulated depreciation, depletion and amortization	(9,070)	(8,947)
	14,866	14,684
Other Assets
Goodwill	2,018	2,018
Regulatory assets	3,819	4,235
Securitized regulatory assets	369	413
Intangible assets	135	135
Notes receivable	109	112
Derivative assets	17	39
Other	196	197
	6,663	7,149
Total Assets	$25,949	$26,339

DTE Energy Company
Consolidated Statements of Financial Position (Unaudited) — (Continued)

	March 31	December 31
	2013	2012
	(In millions, except shares)
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$711	$848
Accrued interest	123	93
Dividends payable	108	107
Short-term borrowings	—	240
Current portion long-term debt, including capital leases	840	817
Derivative liabilities	81	125
Gas inventory equalization	140	—
Other	473	538
	2,476	2,768
Long-Term Debt (net of current portion)
Mortgage bonds, notes and other	6,528	6,220
Securitization bonds	201	302
Junior subordinated debentures	480	480
Capital lease obligations	9	12
	7,218	7,014
Other Liabilities
Deferred income taxes	3,245	3,191
Regulatory liabilities	997	1,031
Asset retirement obligations	1,745	1,719
Unamortized investment tax credit	53	56
Derivative liabilities	14	26
Accrued pension liability	1,402	1,498
Accrued postretirement liability	721	1,160
Nuclear decommissioning	165	159
Other	281	306
	8,623	9,146
Commitments and Contingencies
Equity
Common stock, without par value, 400,000,000 shares authorized, 173,950,853 and 172,351,680 shares issued and outstanding, respectively	3,683	3,587
Retained earnings	4,069	3,944
Accumulated other comprehensive loss	(156)	(158)
Total DTE Energy Company Equity	7,596	7,373
Noncontrolling interests	36	38
Total Equity	7,632	7,411
Total Liabilities and Equity	$25,949	$26,339

DTE Energy Company
Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31
	2013	2012
	(In millions)
Operating Activities
Net income	$235	$158
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, depletion and amortization	259	232
Deferred income taxes	65	58
Asset (gains) and losses, reserves and impairments, net	(6)	(19)
Changes in assets and liabilities, exclusive of changes shown separately	44	191
Net cash from operating activities	597	620
Investing Activities
Plant and equipment expenditures — utility	(309)	(331)
Plant and equipment expenditures — non-utility	(73)	(61)
Proceeds from sale of assets	4	11
Restricted cash for debt redemption, principally Securitization	57	63
Proceeds from sale of nuclear decommissioning trust fund assets	12	11
Investment in nuclear decommissioning trust funds	(16)	(15)
Other	(7)	(21)
Net cash used for investing activities	(332)	(343)
Financing Activities
Issuance of long-term debt	372	—
Redemption of long-term debt	(141)	(86)
Short-term borrowings, net	(240)	(106)
Issuance of common stock	10	10
Dividends on common stock	(107)	(99)
Other	(6)	(7)
Net cash used for financing activities	(112)	(288)
Net Increase (Decrease) in Cash and Cash Equivalents	153	(11)
Cash and Cash Equivalents at Beginning of Period	65	68
Cash and Cash Equivalents at End of Period	$218	$57

DTE Electric Company
Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31
	2013	2012
	(In millions)
Operating Revenues	$1,219	$1,198
Operating Expenses
Fuel and purchased power	372	377
Operation and maintenance	331	355
Depreciation and amortization	212	185
Taxes other than income	70	68
Asset (gains) losses and reserves, net	(1)	—
	984	985
Operating Income	235	213
Other (Income) and Deductions
Interest expense	66	69
Other income	(15)	(16)
Other expenses	6	6
	57	59
Income Before Income Taxes	178	154
Income Tax Expense	62	57
Net Income	$116	$97

DTE Gas Company
Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31
	2013	2012
	(In millions)
Operating Revenues	$594	$501
Operating Expenses
Cost of gas	292	271
Operation and maintenance	105	99
Depreciation and amortization	23	23
Taxes other than income	17	18
	437	411
Operating Income	157	90
Other (Income) and Deductions
Interest expense	15	15
Interest income	(1)	(2)
Other income	(2)	(2)
Other expenses	—	1
	12	12
Income Before Income Taxes	145	78
Income Tax Expense	51	27
Net Income	$94	$51

DTE Energy Debt/Equity Calculation
As of March 31, 2013
($ millions)

Short-term borrowings	$—
Current portion of long-term debt, including capital leases	840
Mortgage bonds, notes and other	6,528
Securitization bonds, excluding current portion	201
Capital lease obligations	9
Other adjustments	262
less Securitization bonds, including current portion	(390)
50% Junior Subordinated Debentures	240
Total debt	7,690

50% Junior Subordinated Debentures	240
Common Equity	7,632
Adjusted Equity	7,872

Total capitalization	$15,562

Debt	49.4%
Adjusted Equity	50.6%

Total	100%

Sales Analysis - Q1 2013

Electric Sales - DTE Electric Service Area (GWh)				Electric Billings - DTE Electric Service Area (000s)

	Q1 2013	Q1 2012	% Change		Q1 2013	Q1 2012	% Change
Residential	3,854	3,700	4%	Residential	$578,737	$563,415	3%
Commercial	3,923	3,885	1%	Commercial	441,430	438,666	1%
Industrial	2,436	2,374	3%	Industrial	186,254	187,666	(1)%
Other	252	258	(2)%	Other	26,464	26,465	—%
	10,465	10,217	2%		$1,232,885	$1,216,212	1%
Choice	1,260	1,255	—%	Choice	23,021	21,470	7%
TOTAL SALES	11,725	11,472	2%	TOTAL REVENUES	$1,255,906	$1,237,682	1%

Gas Sales - DTE Gas Service Area (MMcf)				Gas Billings - DTE Gas Service Area (000s)

	Q1 2013	Q1 2012	% Change		Q1 2013	Q1 2012	% Change
Residential	45,557	36,793	24%	Residential	$369,983	$321,645	15%
Commercial	10,659	8,652	23%	Commercial	84,736	72,995	16%
Industrial	217	235	(8)%	Industrial	1,637	1,804	(9)%
	56,433	45,680	24%		$456,356	$396,444	15%
End User Transportation*	55,564	48,014	16%	End User Transportation*	85,161	73,177	16%
TOTAL SALES	111,997	93,694	20%	TOTAL REVENUES	$541,517	$469,621	15%
________________				________________
* Includes choice customers				* Includes choice customers

Weather

Cooling Degree Days				Heating Degree Days
DTE Electric service territory				DTE Gas service territory
	Q1 2013	Q1 2012	% Change		Q1 2013	Q1 2012	% Change
Actuals	—	—	—	Actuals	3,228	2,525	28%
Normal	—	—	—	Normal	3,141	3,225	(3)%
Deviation from normal	—	—		Deviation from normal	3%	(22)%

Earnings Impact of Weather
Variance from normal weather (millions, after-tax)
	Q1 2013	Q1 2012
DTE Electric	$—	$(11)
DTE Gas	3	(23)

DTE Electric Temperature Normal Sales Analysis - YTD March 31, 2013

Temperature Normal Electric Sales - DTE Electric Service Area (GWh)				Temperature Normal Electric Sales - DTE Electric Service Area (Includes Electric Choice) (GWh)

	YTD 2013	YTD 2012	% Change		YTD 2013	YTD 2012	% Change
Residential	3,855	3,921	(2)%	Residential	3,855	3,921	(2)%
Commercial	3,923	3,869	1%	Commercial	4,649	4,584	1%
Industrial	2,436	2,372	3%	Industrial	2,970	2,908	2%
Other	252	258	(2)%	Other	252	258	(2)%
	10,466	10,420	—%	TOTAL SALES	11,726	11,671	—%
Choice	1,260	1,251	1%
TOTAL SALES	11,726	11,671	—%